Exhibit 24.1

PARTICLE DRILLING TECHNOLOGIES, INC.

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim B. Terry, J. Chris Boswell and Thomas E. Hardisty, and each of them, any of whom may act without the joinder of the others, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements of Particle Drilling Technologies, Inc. on Form S-3 and any and all amendments thereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed the 6th day of February, 2008.

PARTICLE DRILLING TECHNOLOGIES, INC.

By:	/s/ JIM B. TERRY
Name:	Jim B. Terry
Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ THOMAS E. HARDISTY
Name:	Thomas E. Hardisty
Title:	Senior Vice President, Corporate Development
and Secretary

/s/ KENNETH R. LESUER	Chairman of the Board and Director
Kenneth R. LeSuer

/s/ JIM B. TERRY	President, Chief Executive Officer and
Jim B. Terry	Director

/s/ J. CHRIS BOSWELL	Senior Vice President, Chief Financial
J. Chris Boswell	Officer and Treasurer

/s/ JOHN D. SCHILLER, JR.	Director
John D. Schiller, Jr.

/s/ MICHAEL S. MATHEWS	Director
Michael S. Mathews

/s/ HUGH A. MENOWN	Director
Hugh A. Menown

/s/ BYRON DUNN	Director
Byron Dunn